INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Advantica Restaurant Group Inc.'s Registration Statements Nos. 333-53031, 333-58169, 333-58167 and 333-95981 (such Registration Statement also constitutes a post-effective amendment to Registration Statement No. 333-53031) on Form S-8 of our reports dated June 9, 2000, appearing in this Annual Report on Form 10-K/A of the Advantica Salaried 401(k) Plan and the Advantica Hourly/HCE Plan for the year ended December 31, 1999.


DELOITTE & TOUCHE LLP
Greenville, South Carolina

June 26, 2000